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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Microware Systems Corporation:

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-38840 on Form S-3 of Microware Systems Corporation of our report dated April 28, 2000, with respect to the consolidated financial statements of Microware Systems Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended March 31, 2000, filed with the Securities and Exchange Commission and to the reference to our firm under the heading "Experts" in the prospectus.

                                                        /s/ KPMG LLP


Des Moines, Iowa
July 13, 2000